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                                                                  EXHIBIT (C)(2)

                                    FORM OF
                       INVESTMENT SUB-ADVISORY AGREEMENT

                              __________ ___, 1996


Van Kampen American Capital Management Inc.
One Parkview Plaza
Oakbrook Terrace, Illinois   60181

Dear Sirs:

                 Sierra Prime Income Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, and Sierra Investment Advisors Corporation ("Sierra Advisors"), a corporation organized under the laws of the State of California, hereby agree with Van Kampen American Management Inc. (the "Sub-advisor"), a corporation organized under the laws of the State of Delaware, as follows:


                 1.       Investment Description; Appointment

                 The Trust desires to employ the capital of the Trust by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Agreement and Declaration of Trust, as amended ("Declaration of Trust"), and in its Prospectus and Statement of Additional Information relating to the Trust as in effect and which may be amended from time to time, and in such manner and to such extent as may from time to time be approved by the Board of Trustees of the Trust. Copies of the Trust's Prospectus and Statement of Additional Information and the Trust's Declaration of Trust, as amended or restated, have been or will be submitted to the Sub-advisor. The Trust agrees to provide copies of all amendments to or restatements of the Trust's Prospectus and Statement of Additional Information and the Trust's Declaration of Trust to the Sub-advisor on a timely and on-going basis but in all events prior to such time as said amendments or restatements become effective. The Sub-advisor will be entitled to rely on all such documents furnished to it by the Trust or Sierra Advisors. The Trust desires to employ and hereby appoints the Sub-advisor to act as investment sub-advisor to the Trust. The Sub-advisor accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.


                 2.       Services as Investment Sub-advisor

                 Subject to the supervision of the Board of Trustees of the Trust and of Sierra Advisors, the Trust's investment advisor, the Sub-advisor will (a) act in conformity with the Trust's Declaration of Trust, the Investment Company Act of 1940, the Investment Advisers Act of 1940 and the Internal Revenue Code of 1986, as the same may from time to time be amended,
(b) make investment decisions for the Trust in accordance with the Trust's investment objectives and policies as stated in the Trust's Prospectus(es) and Statement of Additional Information as in effect and, after timely notice to the Sub-advisor, which may be amended from time to time, (c) place purchase and sale orders on behalf of the Trust to effectuate the investment decisions made,
(d) maintain books and records with respect to the securities transactions of the Trust and will furnish the Trust's Board of Trustees such periodic, regular and special reports as the Board may reasonably request; and (e) treat confidentially and as proprietary information of the Trust, all records and other information specifically relative to the Trust and prior, present or potential shareholders; and will
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not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld or delayed and such records may not be withheld where the Sub-advisor is subject to audit by the U.S. Securities and Exchange Commission or other regulatory, administrative or judicial proceeding or audit or where the Sub-advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. In providing those services, the Sub-advisor will supervise the Trust's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Trust's assets. In addition, the Sub-advisor will furnish the Trust or Sierra Advisors with whatever statistical information the Trust or Sierra Advisors may reasonably request with respect to the instruments that the Trust may hold or contemplate purchasing.


                 3.       Brokerage

                 In executing transactions for the Trust and selecting banks, syndicated loan agents, brokers or dealers (hereinafter referred to as "brokers or dealers"), the Sub-advisor will use its best efforts to seek the best overall terms available and shall execute or direct the execution of all such transactions in a manner permitted by law and in a manner that is in the best interest of the Trust and its shareholders. In assessing the best overall terms available for any Trust transaction, with respect to the lenders from whom the Trust will purchase assignments and participations in Senior Loans the Sub-advisor will consider all factors it deems relevant including, but not limited to their professional ability, level of service, relationship with the borrower, financial condition, credit standards and quality of management.
With respect to investments other than Senior Loans, the Sub-advisor will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis. Pursuant to its investment determinations for the Trust, in placing orders with brokers or dealers, the Sub-advisor will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub- advisor may, in its discretion, purchase and sell portfolio securities to and from brokers or dealers who provide the Trust with research advice and other services.


                 4.       Information Provided to the Trust

                 The Sub-advisor will keep the Trust and Sierra Advisors informed of developments materially affecting the Trust, and will on its own initiative, furnish the Trust and Sierra Advisors on at least a quarterly basis with whatever information the Sub-advisor reasonably believes is appropriate for this purpose.


                 5.       Standard of Care

                 The Sub-advisor shall exercise its reasonable best judgment in rendering the services described in Paragraphs 2 and 3 above. The Sub-advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Advisor in connection with the matters to which this Agreement relates, except (a) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
Section 36(b)(3) of the Investment Company Act of 1940, as amended) or (b) a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (each such breach, act or omission described in (a) or (b) shall be referred to as "Disqualifying Conduct").





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                 6.       Compensation

                 In consideration of the services rendered pursuant to this Agreement, Sierra Advisors will pay the Sub-advisor on the first business day of each month a fee for the previous month at an annual rate of .475% of the Trust's average daily net assets. The Sub-advisor shall have no right to obtain compensation directly from the Trust or the Trust for services provided hereunder and agrees to look solely to Sierra Advisors for payment of fees due. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-advisor, the value of the Trust's net assets shall be computed at the times and in the manner specified in the Trust's Prospectus and/or Statement of Additional Information relating to the Trust as from time to time in effect.

                 Should it be determined that the Investment Sub-Advisory Agreement between the Trust, Sierra Advisors and the Sub-Advisor dated Feb. 14, 1996, is terminated as a result of the assignment thereof prior to the effective date of this Agreement, compensation thereunder shall commence as of the date of such termination.


                 7.       Expenses

                 The Sub-advisor will bear all expenses in connection with the performance of its services under this Agreement, which expenses shall not include brokerage fees or commissions in connection with the effectuation of securities transactions. The Trust (or Sierra Advisors) will bear certain other expenses to be incurred in its operation, including but not limited to: organizational expenses, taxes, interest, brokerage fees and commissions, if any; fees of Trustees of the Trust who are not officers, directors or employees of the Sub-advisor, Sierra Advisors, the Trust's sub-administrator or any of their affiliates; Securities and Exchange Commission fees and state Blue Sky qualification fees; out-of-pocket expenses of custodians, transfer and dividend disbursing agents and the Trust's sub-administrator and transaction charges of custodians; insurance premiums; outside auditing and legal expenses; costs of maintenance of the Trust's existence; costs attributable to investor services, including without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Trust and of the officers or Board of Trustees of the Trust; and any extraordinary expenses.


                 8.       Services to Other Companies or Accounts

                 The Trust understands that the Sub-advisor now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment advisor or sub-investment advisor to one or more other investment companies or series of investment companies, and the Trust has no objection to the Sub-advisor so acting, provided that whenever the Trust and one or more other accounts or investment companies advised by the Sub-advisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed to be equitable to each entity. Similarly, opportunities to sell securities will be allocated in an equitable manner. The Trust recognizes that in some cases this procedure may limit the size of the position that may be acquired or disposed of for the Trust. In addition, the Trust understands that the persons employed by the Sub-advisor to assist in the performance of the Sub-advisor's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-advisor or any affiliate of the Sub-advisor to engage in and devote time and attention to other business or to render services of whatever kind or nature.


                 9.       Term of Agreement

                 This Agreement shall become effective as of the date first written above, shall continue in effect for a period of two years thereafter, and shall continue in effect for a period of more than two years thereafter only so long as such continuance is specifically approved at least annually by
(i) the Board of  Trustees of the





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Trust or (ii) a vote of a "majority" (as defined in the Investment Company Act of 1940, as amended) of the Trust's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 30 days' written notice, by Sierra Advisors, the Board of Trustees of the Trust or by vote of holders of a majority of the Trust's shares, or upon 90 days' written notice, by the Sub-advisor and, will terminate automatically upon any termination of the advisory agreement between the Trust and Sierra Advisors. In addition, this Agreement will also terminate automatically in the event of its assignment (as defined in said Act). The Sub-advisor agrees to notify the Trust of any circumstances that might result in this Agreement being deemed to be assigned.


                 10.      Representations of the Trust and the Sub-advisor

                 The Trust represents that (i) a copy of its Agreement and Declaration of Trust, dated October 4, 1995, and Amended Agreement and Declaration of Trust dated January 18, 1996, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, (ii) the appointment of Sierra Advisors has been duly authorized, (iii) the appointment of the Sub-advisor has been duly authorized, and (iv) it has acted and will continue to act in conformity with the Investment Company Act of 1940, as amended, and other applicable laws.

                 Sierra Advisors represents that (i) it is authorized to perform the services herein, (ii) the appointment of the Sub-advisor has been duly authorized, and (iii) it will act in conformity with the Investment Company Act of 1940, as amended, and other applicable laws.

                 The Sub-advisor represents that it is authorized to perform the services described herein.


                 11.      Indemnification

                 Sierra Advisors shall indemnify and hold harmless the Sub-advisor, its officers, directors, employee control persons and affiliated persons (as defined in the Investment Company Act of 1940, as amended) from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses), arising from or in connection with this Agreement or the performance by the Sub-advisor of its duties hereunder; provided, however, that nothing contained herein shall require that the Sub-advisor be indemnified for Disqualifying Conduct.


                 12.      Amendment of this Agreement

                          No provision of this Agreement may be changed,
waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Trust until approved by vote of a majority of the outstanding voting securities.


                 13.      Limitation of Liability

                          This Agreement has been executed on behalf of the
Trust by the undersigned officer of the Trust in his capacity as an officer of the Trust. The obligations of this Agreement shall be binding upon the assets and property of the Trust only and shall not be binding upon any Trustee, officer or shareholder of the Trust individually.





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                 14.      Entire Agreement

                          This Agreement constitutes the entire agreement
between the parties hereto.


                 15.      Governing Law

                          This Agreement shall be governed in accordance with
the laws of the Commonwealth of Massachusetts.


                 16.       Counterparts

                          This Agreement may be executed in any number of
counterparts, each of which shall be deemed to be an original, but such counterparts shall together, constitute only one instrument.


                 If the foregoing accurately sets forth our agreement, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.

                                  Very truly yours,

                                  SIERRA PRIME INCOME FUND


                                  By
                                     -------------------------------------------
                                     Title: Executive Vice President & Treasurer

                                  SIERRA INVESTMENT ADVISORS
                                  CORPORATION


                                  By
                                     -------------------------------------------
                                     Title: Chief Operating Officer


Accepted:

VAN KAMPEN AMERICAN CAPITAL MANAGEMENT INC.


By
   --------------------------------------------
   Title: President and Chief Operating Officer





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